PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Sr. Director, Global Communications & Content Strategy (831) 458-7537

Plantronics Announces First Quarter Fiscal Year 2017 Financial Results

Q1 Results Exceed Guidance; Strong Consumer & Record Unified Communications Revenue;
Company Announces New 1,000,000 Share Repurchase Program

SANTA CRUZ, CA - August 2, 2016 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2017 financial results. Highlights of the first quarter include the following (comparisons are against the first quarter of fiscal year 2016;

•	Net revenues were $223.1 million, an increase of 8% compared with $206.4 million, and above our guidance range of $207 million to $217 million

•	GAAP gross margin was 50.7% compared with 52.0%

◦	Non-GAAP gross margin was 51.1% compared with 52.4%

•	GAAP operating income was $31.3 million compared with $29.4 million

◦	Non-GAAP operating income was $38.7 million compared with $37.5 million

•	GAAP diluted earnings per share (“EPS”) was $0.62 compared with $0.55, and above our guidance range of $0.45 to $0.55

◦	Non-GAAP diluted EPS was $0.76 compared with $0.67, and above our guidance range of $0.63 to $0.73

Year-over-year GAAP Results
Year-over-year Non-GAAP Results

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Our upside to expectations was driven by record results in Unified Communications and our strongest ever non-holiday quarter in Consumer Stereo Bluetooth products. In addition, our award winning mono Bluetooth product, the Voyager 5200 strengthened our position, resulting in year over year revenue growth and further share gains,” stated Ken Kannappan, President & CEO. “We are targeting an improved Non-GAAP operating margin in fiscal year 2017 compared with the prior year."

"Our operating expenses grew at a lower rate than revenues, resulting in operating profit growth of 3.2% and EPS growth of 13%, despite a one-time $5 million charge related to the GN litigation," stated Pam Strayer, Senior Vice President and Chief Financial Officer. "We continue to focus on building a scalable organization and developing new revenue opportunities, while managing our expenses for operating margin expansion in fiscal 2017.”

Enterprise net revenues grew by 3% to $155.9 million in the first quarter of fiscal year 2017 compared with $151.8 million in the first quarter of fiscal year 2016.

Consumer net revenues grew by 23% to $67.2 million in the first quarter of fiscal year 2017, up from $54.6 million in the first quarter of fiscal year 2016.

GN Litigation Charge & Expenses

We announced a one-time charge related to GN Netcom of $5.0 million, which was included in Non-GAAP results, in addition to higher than typical litigation costs related to the case of $2.2 million. Despite the materially unfavorable charge and higher than expected litigation costs included in Non-GAAP results, we exceeded previously provided guidance.

Plantronics Announces Quarterly Dividend of $0.15

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on September 9, 2016 to all shareholders of record as of the close of business on August 19, 2016.

New 1,000,000 Share Repurchase Program

We are announcing a new 1,000,000 share repurchase program to commence after repurchasing the approximately 90,000 shares remaining under the existing 1,000,000 share repurchase program.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the second quarter of fiscal year 2017 (all amounts assuming currency rates remain stable):

•	Net revenues of $215 million to $225 million;

•	GAAP operating income of $29 million to $34 million;

•	Non-GAAP operating income of $39 million to $44 million, excluding the impact of $8 million from stock-based compensation; and executive severance charges of $2 million

•	Assuming approximately 33 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.51 to $0.61;

•	Non-GAAP diluted EPS of $0.73 to $0.83; and

•	Cost of stock-based compensation to be approximately $0.16 per diluted share and the cost of executive severance to be approximately $0.06 per diluted share

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call and Prepared Remarks

Plantronics is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of our quarterly conference call. The remarks will be available in the Investor Relations section of our website in conjunction with the press release.

We have scheduled a conference call to discuss first quarter fiscal year 2017 financial results. The conference call will take place today, August 2, 2016 at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

A replay of the call with the conference ID #44577748 will be available until September 3, 2016 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month. A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and core operations. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) improving Non-GAAP operating margin in fiscal year 2017 as compared to fiscal year 2016; (ii) our intention to focus on scaling the organization and developing new revenue opportunities while managing expenses to expand operation margin in fiscal year 2017; (iii) estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2017, including net revenues, operating income and diluted EPS; (iv) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the second quarter of fiscal year 2017; and (v) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2017, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2016 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics is a registered trademark of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2015	2016
Net revenues	$206,358	$223,106
Cost of revenues	99,000	110,033
Gross profit	107,358	113,073
Gross profit %	52.0%	50.7%

Research, development and engineering	23,194	22,344
Selling, general and administrative	55,678	55,787
(Gain) loss, net from litigation settlements	(876)	4,739
Restructuring and other related charges	—	(1,048)
Total operating expenses	77,996	81,822
Operating income	29,362	31,251
Operating income %	14.2%	14.0%

Interest expense	(2,741)	(7,288)
Other non-operating income and (expense), net	(285)	2,352
Income before income taxes	26,336	26,315
Income tax expense	5,108	5,928
Net income	$21,228	$20,387

% of net revenues	10.3%	9.1%

Earnings per common share:
Basic	$0.56	$0.63
Diluted	$0.55	$0.62

Shares used in computing earnings per common share:
Basic	38,002	32,243
Diluted	38,943	32,818

Effective tax rate	19.4%	22.5%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	June 30,
	2016	2016
ASSETS
Cash and cash equivalents	$235,266	$227,473
Short-term investments	160,051	171,899
Total cash, cash equivalents and short-term investments	395,317	399,372
Accounts receivable, net	128,219	133,155
Inventory, net	53,162	53,912
Other current assets	20,297	26,151
Total current assets	596,995	612,590
Long-term investments	145,623	132,270
Property, plant and equipment, net	149,735	151,863
Goodwill and purchased intangibles, net	15,827	15,765
Other assets	25,257	19,450
Total assets	$933,437	$931,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$39,133	$46,817
Accrued liabilities	70,034	60,670
Total current liabilities	109,167	107,487
Long-term debt, net of issuance costs	489,609	489,971
Long-term income taxes payable	11,968	12,464
Other long-term liabilities	10,294	11,448
Total liabilities	621,038	621,370
Stockholders' equity	312,399	310,568
Total liabilities and stockholders' equity	$933,437	$931,938

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2015	2016
Cash flows from operating activities
Net Income	$21,228	$20,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,986	5,146
Amortization of debt issuance cost	121	362
Stock-based compensation	8,050	8,413
Excess tax benefit from stock-based compensation	(2,391)	(339)
Deferred income taxes	4,146	4,890
Provision for excess and obsolete inventories	402	772
Restructuring charges	—	(1,048)
Cash payments for restructuring charges	—	(2,788)
Other operating activities	4,537	(1,920)
Changes in assets and liabilities:
Accounts receivable, net	8,579	(4,529)
Inventory, net	358	(1,486)
Current and other assets	(2,869)	(672)
Accounts payable	4,958	7,055
Accrued liabilities	(6,212)	(1,370)
Income taxes	(2,419)	(2,736)
Cash provided by operating activities	43,474	30,137

Cash flows from investing activities
Proceeds from sale of investments	16,375	74,349
Proceeds from maturities of investments	25,425	34,353
Purchase of investments	(43,834)	(106,711)
Capital expenditures	(3,966)	(7,579)
Cash used for investing activities	(6,000)	(5,588)

Cash flows from financing activities
Repurchase of common stock	(284,444)	(18,639)
Employees' tax withheld and paid for restricted stock and restricted stock units	(9,903)	(8,792)
Proceeds from issuances under stock-based compensation plans	3,077	733
Proceeds from revolving line of credit	155,749	—
Repayments of revolving line of credit	(190,249)	—
Proceeds from bonds issuance, net	489,670	—
Payment of cash dividends	(5,828)	(4,970)
Excess tax benefit from stock-based compensation	2,391	339
Cash provided by (used for) financing activities	160,463	(31,329)
Effect of exchange rate changes on cash and cash equivalents	592	(1,013)
Net increase (decrease) in cash and cash equivalents	198,529	(7,793)
Cash and cash equivalents at beginning of period	276,850	235,266
Cash and cash equivalents at end of period	$475,379	$227,473

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2015	2016
GAAP Gross profit	$107,358	$113,073
Stock-based compensation	779	842
Non-GAAP Gross profit	$108,137	$113,915
Non-GAAP Gross profit %	52.4%	51.1%

GAAP Research, development and engineering	$23,194	$22,344
Stock-based compensation	(2,359)	(2,484)
Purchase accounting amortization	(62)	(62)
Non-GAAP Research, development and engineering	$20,773	$19,798

GAAP Selling, general and administrative	$55,678	$55,787
Stock-based compensation	(4,912)	(5,087)
Non-GAAP Selling, general and administrative	$50,766	$50,700

GAAP Operating expenses	$77,996	$81,822
Stock-based compensation	(7,271)	(7,571)
Purchase accounting amortization	(62)	(62)
Restructuring and other related charges	—	1,048
Non-GAAP Operating expenses	$70,663	$75,237

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2015		2016
GAAP Operating income	$29,362		$31,251
Stock-based compensation	8,050		8,413
Purchase accounting amortization	62		62
Restructuring and other related charges	—		(1,048)
Non-GAAP Operating income	$37,474		$38,678

GAAP Net income	$21,228		$20,387
Stock-based compensation	8,050		8,413
Purchase accounting amortization	62		62
Restructuring and other related charges	—		(1,048)
Income tax effect of above items	(2,338)		(2,753)
Income tax effect of unusual tax items	(994)	(1)	(86)	(1)
Non-GAAP Net income	$26,008		$24,975

GAAP Diluted earnings per common share	$0.55		$0.62
Stock-based compensation	0.21		0.26
Restructuring and other related charges	—		(0.03)
Income tax effect	(0.09)		(0.09)
Non-GAAP Diluted earnings per common share	$0.67		$0.76

Shares used in diluted earnings per common share calculation	38,943		32,818

(1)	Excluded amounts represent tax benefits from the release of tax reserves.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q116	Q216	Q316	Q416	Q117
GAAP Gross profit	$107,358	$110,970	$109,516	$106,830	$113,073
Stock-based compensation	779	879	811	837	842
Non-GAAP Gross profit	$108,137	$111,849	$110,327	$107,667	$113,915
Non-GAAP Gross profit %	52.4%	52.0%	48.9%	51.3%	51.1%

GAAP Operating expenses	$77,996	$76,874	$82,868	$88,895	$81,822
Stock-based compensation	(7,271)	(7,953)	(6,906)	(7,829)	(7,571)
Purchase accounting amortization	(62)	(63)	(62)	(63)	(62)
Restructuring and other related charges	—	—	(8,433)	(7,727)	1,048
Non-GAAP Operating expenses	$70,663	$68,858	$67,467	$73,276	$75,237

GAAP Operating income	$29,362	$34,096	$26,648	$17,935	$31,251
Stock-based compensation	8,050	8,832	7,717	8,666	8,413
Purchase accounting amortization	62	63	62	63	62
Restructuring and other related charges	—	—	8,433	7,727	(1,048)
Non-GAAP Operating income	$37,474	$42,991	$42,860	$34,391	$38,678
Non-GAAP Operating income %	18.2%	20.0%	19.0%	16.4%	17.3%

GAAP Income before income taxes	$26,336	$24,638	$19,829	$11,373	$26,315
Stock-based compensation	8,050	8,832	7,717	8,666	8,413
Purchase accounting amortization	62	63	62	63	62
Restructuring and other related charges	—	—	8,433	7,727	(1,048)
Non-GAAP Income before income taxes	$34,448	$33,533	$36,041	$27,829	$33,742

GAAP Income tax expense	$5,108	$6,742	$3,541	$(1,607)	$5,928
Income tax effect of above items	2,338	2,656	3,549	6,004	2,753
Income tax effect of unusual tax items	994	177	1,419	2,386	86
Non-GAAP Income tax expense	$8,440	$9,575	$8,509	$6,783	$8,767
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	24.5%	28.6%	23.6%	24.4%	26.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q116	Q216	Q316	Q416	Q117
GAAP Net income	$21,228	$17,896	$16,288	$12,980	$20,387
Stock-based compensation	8,050	8,832	7,717	8,666	8,413
Purchase accounting amortization	62	63	62	63	62
Restructuring and other related charges	—	—	8,433	7,727	(1,048)
Income tax effect of above items	(2,338)	(2,656)	(3,549)	(6,004)	(2,753)
Income tax effect of unusual tax items	(994)	(177)	(1,419)	(2,386)	(86)
Non-GAAP Net income	$26,008	$23,958	$27,532	$21,046	$24,975

GAAP Diluted earnings per common share	$0.55	$0.52	$0.49	$0.39	$0.62
Stock-based compensation	0.21	0.26	0.24	0.26	0.26
Restructuring and other related charges	—	—	0.25	0.23	(0.03)
Income tax effect	(0.09)	(0.08)	(0.15)	(0.24)	(0.09)
Non-GAAP Diluted earnings per common share	$0.67	$0.70	$0.83	$0.64	$0.76

Shares used in diluted earnings per common share calculation	38,943	34,245	33,259	33,038	32,818

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$151,757	$160,468	$158,251	$156,190	$155,897
Consumer	54,601	54,549	67,484	53,607	67,209
Total net revenues	$206,358	$215,017	$225,735	$209,797	$223,106
Net revenues by geographic area from unaffiliated customers:
Domestic	$117,578	$123,803	$122,075	$119,166	$128,238
International	88,780	91,214	103,660	90,631	94,868
Total net revenues	$206,358	$215,017	$225,735	$209,797	$223,106

Balance Sheet accounts and metrics:
Accounts receivable, net	$127,160	$139,939	$136,402	$128,219	$133,155
Days sales outstanding (DSO)	55	59	54	59	54
Inventory, net	$55,918	$57,760	$55,650	$53,162	$53,912
Inventory turns	7.1	7.2	8.3	7.7	8.2